Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tuniu Corporation of our report dated May 22, 2020 relating to the consolidated financial statements, financial statement schedule I, and the effectiveness of internal control over financial reporting, which appears in Tuniu Corporation’s Annual Report on Form 20-F for the year ended December 31, 2019.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

December 11, 2020